                      AMENDMENT TO PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement dated as of May 1, 2000, by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC. and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY (formerly known as ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY (the "Agreement"), as amended May 1, 2002, is hereby further amended as follows:

Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the Schedules A and B attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: August 1, 2007

OPPENHEIMER VARIABLE ACCOUNT FUNDS


By:
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Name:
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Title:
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OPPENHEIMERFUNDS, INC.


By:
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Name:
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Title:
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COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY


By:
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Name:  Michael A. Reardon
Title: President

                                   SCHEDULE A

                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                             VARIABLE LIFE PRODUCTS

SEPARATE ACCOUNT                      PRODUCT NAME       1933 ACT #   1940 ACT #
---------------------------      ---------------------   ----------   ----------
FUVUL                             ValuePlus Assurance    333-93031    811-09731
                                     (First Union)

IMO                                 Select Life Plus     333-84879    811-09529
                                    VUL 2001 (Agency)

IMO                              VUL 2001 Survivorship   333-90995    811-09529

SPVL                                 Select SPL II       333-84306    811-08859

                            VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                     PRODUCT NAME        1933 ACT #   1940 ACT #
---------------------------      ---------------------   ----------   ----------
VA-K                               ExecAnnuity Plus       33-39702     811-6293
                                 Allmerica Advantage

VA-K                             Immediate Advantage     333-81861     811-6293

VA-K                               Agency C-Shares       333-38274     811-6293
                                  (Premier Choice)

Commonwealth Annuity Select        Select Resource        33-47216     811-6632

Commonwealth Annuity Select         Select Charter       333-63093     811-6632

Commonwealth Annuity Select         Select Reward        333-78245     811-6632

Commonwealth Annuity Select         Select Acclaim       333-92115     811-6632

Commonwealth Annuity                Preferred Plus       333-141019   811-22024
   Separate Account A

Commonwealth Annuity                 Advantage IV        333-141045   811-22024
   Separate Account A

                                   SCHEDULE B

                PORTFOLIOS OF OPPENHEIMER VARIABLE ACCOUNT FUNDS

                       Oppenheimer Mid-Cap Growth Fund/VA
                         Oppenheimer Main Street Fund/VA
                Oppenheimer Main Street Small Cap Growth Fund/VA
                       Oppenheimer Strategic Bond Fund/VA

                                 SERVICE SHARES
                        Oppenheimer Balanced Fund/VA Svc
                  Oppenheimer Capital Appreciation Fund VA Svc
                    Oppenheimer Global Securities Fund VA Svc
                       Oppenheimer High Income Fund VA Svc
                       Oppenheimer Main Street Fund VA Svc
                  Oppenheimer Main Street Small Cap Fund/VA Svc
                     Oppenheimer Strategic Bond Fund/VA Svc